UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BARNWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	72-0496921
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Alakea Street, Suite 2900

Honolulu, Hawaii 96813

(Address of Principal Executive Offices) (Zip Code)

BARNWELL INDUSTRIES, INC.

2008 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Russell M. Gifford

Barnwell Industries, Inc.

1100 Alakea Street, Suite 2900

Honolulu, Hawaii 96813

(Name and Address of Agent For Service)

(808) 531-8400

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Floyd I. Wittlin, Esq.

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.50 per share	800,000 shares	$11.60	$9,280,000	$364.70

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of the Registrant’s Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)	The price of $11.60 per share, which is the average of the high and low prices of the Common Stock as reported on the American Stock Exchange on August 14, 2008, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Barnwell Industries, Inc. (the “Registrant” or the “Company”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 which contains audited consolidated financial statements for the fiscal year ended September 30, 2007.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2007, filed on February 13, 2008, the fiscal quarter ended March 31, 2008, filed on May 12, 2008 and the fiscal quarter ended June 30, 2008, filed on August 11, 2008.

(c) The Registrant’s Current Reports on Form 8-K filed on the following dates: October 3, 2007, October 18, 2007, December 12, 2007, December 13, 2007, February 13, 2008, March 13, 2008, May 12, 2008 and August 12, 2008.

(d) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-C, effective August 3, 1965, including any amendments or reports filed for the purposes of updating that description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation provides that the Company will indemnify each director of the Company in accordance with Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”). The Company’s Amended and Restated By-Laws provide for the indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

Section 145 of the Delaware Law empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred in connection therewith.

In addition, in accordance with Section 102 of the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director’s liability to the Company or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemption, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of the directors to the Company or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	2008 Equity Incentive Plan, dated December 12, 2007 (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A, filed by the Company on January 17, 2008).

4.2	Form of the Company’s certificate of common stock, par value $0.50 per share (incorporated by reference to the registration statement on Form S-1 originally filed by the Company January 29, 1957 and as amended February 15, 1957 and February 19, 1957).

4.3	Certificate of Incorporation of the Company (incorporated by reference to the Company’s Form S-8 dated November 8, 1991).

4.4	Amended and Restated Bylaws of the Company.

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages of this Registration Statement)

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on the 19th day of August 2008.

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
Russell M. Gifford
Chief Financial Officer
Executive Vice President,
Treasurer and Secretary

POWER OF ATTORNEY AND SIGNATURES

EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Alexander C. Kinzler and Russell M. Gifford and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Barnwell Industries, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Morton H. Kinzler MORTON H. KINZLER	Chief Executive Officer and Chairman of the Board	August 18, 2008

/s/ Alexander C. Kinzler ALEXANDER C. KINZLER	President, Chief Operating Officer, General Counsel and Director	August 18, 2008

/s/ Russell M. Gifford RUSSELL M. GIFFORD	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director	August 18, 2008

/s/ Martin Anderson MARTIN ANDERSON	Director	August 18, 2008

/s/ Alan D. Hunter ALAN D. HUNTER	Director	August 18, 2008

/s/ Murray C. Gardner MURRAY C. GARDNER	Director	August 18, 2008

/s/ Terry Johnston TERRY JOHNSTON	Director	August 18, 2008

/s/ Robert J. Inglima, Jr. ROBERT J. INGLIMA, JR.	Director	August 18, 2008

/s/ Diane G. Kranz DIANE G. KRANZ	Director	August 18, 2008

/s/ Kevin K. Takata KEVIN K. TAKATA	Director	August 18, 2008

/s/ Ahron H. Haspel AHRON H. HASPEL	Director	August 18, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	2008 Equity Incentive Plan, dated December 12, 2007 (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A, filed by the Company on January 17, 2008).

4.2	Form of the Company’s certificate of common stock, par value $0.50 per share (incorporated by reference to the registration statement on Form S-1 originally filed by the Company January 29, 1957 and as amended February 15, 1957 and February 19, 1957).

4.3	Certificate of Incorporation of the Company (incorporated by reference to the Company’s Form S-8 dated November 8, 1991).

4.4	Amended and Restated Bylaws of the Company.

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages of this Registration Statement)